                                                                    EXHIBIT 99.1
                                                                    ------------

                     NEWSEDGE CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                                                                                PROFORMA
                                                   DECEMBER 31,               JUNE 30,                          JUNE 30,
                                                       1999                     2000            CHANGE            2000
                                                   ----------------------------------------------------------------------------
ASSETS                                                                      (UNAUDITED)                        UNAUDITED)

Current assets:
 Cash and cash equivalents                         $  20,278                $  20,004         $  1,845           21,849  b)
       Accounts receivable                            11,280                   12,720                            12,720
 Due from WinStar                                          -                    3,000            2,000            5,000  a)
       Prepaid expenses and deposits                   5,132                    6,433                             6,433
                                                   ---------                ---------         --------         --------

       Total current assets                           36,690                   42,157            3,845           46,002
                                                   ---------                ---------         --------         --------

Property and equipment, net                            9,398                    7,732                             7,732
                                                   ---------                ---------         --------         --------

Other assets                                           1,766                    1,124                             1,124
                                                   ---------                ---------         --------         --------

       Total assets                                $  47,854                $  51,013         $  3,845         $ 54,858
                                                   =========                =========         ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable                            $   2,869                $   4,313                          $  4,313
 Accrued expenses                                     14,837                   16,502              180           16,682  a)&b)
       Deferred revenue, current                      23,010                   27,348                            27,348
       Current portion of long-term obligations          303                       74                                74
                                                   ---------                ---------         --------         --------

       Total current liabilities                      41,109                   48,237              180           48,417
                                                   ---------                ---------         --------         --------

Deferred revenue, noncurrent                             124                      222                               222
                                                   ---------                ---------         --------         --------

Stockholders' equity:
 Common stock                                            181                      182               18              200  b)
 Additional paid-in capital                          130,136                  130,783            1,737          132,520  b)
       Cumulative translation adjustment                 (58)                     (87)                              (87)
 Accumulated deficit                                (120,822)                (125,598)           1,910         (123,688) a)
       Treasury stock, at cost; 432,000
       shares at December 31, 1999 and
       June 30, 2000, respectively                    (2,726)                  (2,726)                           (2,726)
                                                   ---------                ---------         --------         --------

       Total stockholders' equity                      6,711                    2,554            3,665            6,219
                                                   ---------                ---------         --------         --------

       Total liabilities & stockholders' equity    $  47,854                $  51,013         $  3,845         $ 54,858
                                                   =========                =========         ========         ========
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a) - Executed Amendment to NewsEdge Corporation's sale of Individual.com, Inc.
   to Winstar provides a $2,000,000 receivable from Winstar to be paid as $1 million on both 12/26/00 and 2/28/01, $1,910,000 present value discounted gain on sale, and $90,000 of Deferred Gain on sale

b) - Increase reflects the issuance and purchase of private placement common stock and common stock warrants of cash amounting to $1,845,000 and $90,000 of deal related costs.